Exhibit 99.1

HEI Equinox, LLC
The Equinox Resort & Spa

Financial Report
For the Nine Months Ended September 30, 2015 and
Year Ended December 31, 2014

Contents

Independent auditor's report	1-2

Financial statements

Balance sheets	3

Statements of operations	4

Statements of changes in member's equity	5

Statements of cash flows	6

Notes to financial statements	7-11

Independent Auditor's Report

To the Member
HEI Equinox, LLC

Report on the Financial Statements
We have audited the accompanying financial statements of HEI Equinox, LLC (the Company), which comprise the balance sheets as of September 30, 2015 and December 31, 2014, and the related statements of operations, changes in member’s equity and cash flows for the nine months ended September 30, 2015 and the year ended December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEI Equinox, LLC as of September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for the nine months ended September 30, 2015 and the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
On December 11, 2015, the Company entered into a purchase and sale agreement with CWI Manchester Hotel, LLC for the sale of The Equinox Resort & Spa (the Resort). On February 17, 2016, the Resort was sold for $75,200,000 (see Note 9).

/s/ RSM US LLP

Chicago, Illinois
May 4, 2016

HEI Equinox, LLC

Balance Sheets

	September 30, 2015	December 31, 2014
Assets

Investment in hotel property, net	$53,944,597	$55,727,988
Cash and cash equivalents	1,815,589	791,235
Restricted cash	857,307	908,580
Accounts receivable	1,183,608	1,041,594
Inventories	269,816	240,782
Deferred financing costs, net	82,818	25,273
Capital leases, net	233,773	—
Due from affiliates	111,456	74,523
Prepaid expenses and other assets	431,557	307,385

	$58,930,521	$59,117,360

Liabilities and Member's Equity

Mortgage payable	$35,737,914	$36,566,269
Accounts payable and accrued expenses	942,864	706,813
Due to affiliates	244,128	170,696
Advance deposits	741,986	373,647
Deferred revenue	600,781	634,118
Other liabilities	454,321	323,151
Capital lease obligation	234,726	—
	38,956,720	38,774,694

Member's equity	19,973,801	20,342,666

	$58,930,521	$59,117,360

See notes to financial statements.

HEI Equinox, LLC

Statements of Operations

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Revenue:
Rooms	$8,326,390	$11,105,437
Food and beverage	4,920,259	6,461,028
Other hotel revenue	3,090,745	3,988,707
	16,337,394	21,555,172

Expenses:
Hotel expenses:
Rooms	2,135,729	2,884,767
Food and beverage	3,168,176	4,602,904
Other hotel expense	1,543,375	1,999,342
Administrative and general	1,270,717	1,661,900
Sales and marketing	941,754	1,121,247
Franchise fees	220,754	304,602
Property taxes, insurance and other	662,950	953,645
Utilities	684,429	1,078,787
Repairs and maintenance	697,077	910,005
Management fees	490,122	646,655
Depreciation	2,728,878	3,545,829
	14,543,961	19,709,683

Income from operations	1,793,433	1,845,489

Other expenses:
Interest expense	758,196	1,021,183
Interest expense - amortization of deferred financing costs	32,494	43,325
	790,690	1,064,508

Net income	$1,002,743	$780,981

See notes to financial statements.

HEI Equinox, LLC

Statements of Changes in Member's Equity

Balance, January 1, 2014	$21,671,107
Contributions	2,527,861
Distributions	(4,637,283)
Net income	780,981

Balance, December 31, 2014	20,342,666
Contributions	2,040,037
Distributions	(3,411,645)
Net income	1,002,743

Balance, September 30, 2015	$19,973,801

See notes to financial statements.

HEI Equinox, LLC

Statements of Cash Flows

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net income	$1,002,743	$780,981
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,728,878	3,545,829
Amortization of deferred financing costs	32,494	43,325
Changes in:
Accounts receivable	(142,014)	(356,765)
Inventories	(29,034)	(19,720)
Prepaid expenses and other assets	(124,172)	(86,250)
Accounts payable and accrued expenses	236,051	137,822
Advance deposits	368,339	(260,076)
Due from / to affiliates	36,499	(25,019)
Other current liabilities	131,170	(94,493)
Deferred revenue	(33,337)	8,403
Net cash provided by operating activities	4,207,617	3,674,037

Cash flows from investing activities:
Additions to hotel property	(924,236)	(661,743)
Restricted cash	51,273	(280,934)
Net cash used in investing activities	(872,963)	(942,677)

Cash flows from financing activities:
Payments of mortgage payable	(828,355)	(1,081,101)
Payments on capital lease	(20,299)	—
Additions to deferred financing costs	(90,038)	—
Member capital contributions	2,040,037	2,527,861
Member capital distributions	(3,411,645)	(4,637,283)
Net cash used in financing activities	(2,310,300)	(3,190,523)

Increase (decrease) in cash and cash equivalents	1,024,354	(459,163)

Cash and cash equivalents:
Beginning of year	791,235	1,250,398

End of year	$1,815,589	$791,235

Supplemental disclosure of cash flow information:
Interest paid	$758,885	$1,023,909

Supplemental disclosure of non-cash transaction:
Capital lease obligations	$255,025	$—

See notes to financial statements.

HEI Equinox, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
OLY Equinox Holdings, LLC, a Delaware limited liability company, was formed on June 5, 2000. On March 21, 2007 (the initial acquisition), this entity was purchased by HEI Hospitality Fund Holdings II L.P. (the Owner) and on March 22, 2007, the Owner renamed this entity to HEI Equinox, LLC (the Company), a Delaware limited liability company. The purpose of the entity is for the operation of The Equinox Resort & Spa (the Resort). Since the initial acquisition, the Company purchased a bed and breakfast on August 31, 2007, and a group of condominiums on August 26, 2008 and January 9, 2009 on the Resort campus. All of these acquisitions make the Company a 1,300 acre resort in Manchester, Vermont with 195 hotel rooms, 18,500 square feet of meeting and event space, an 18-hole championship golf course, five food and beverage outlets, and a 13,000 square foot spa with an indoor swimming pool, yoga studio and fitness center.

On September 30, 2015 and December 31, 2014, the Company’s sole member is the Owner, a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, all affairs of the Company will be completed and the certificate of formation will be cancelled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On February 17, 2016, the Resort was sold to an unaffiliated third party (Note 9).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements and payroll.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Resort. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At September 30, 2015 and December 31, 2014, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

HEI Equinox, LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the period ended September 30, 2015 and year ended December 31, 2014.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement on a straight-line basis. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statement of operations.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as golf course fees, spa revenue and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the nine months ended September 30, 2015 and the year ended December 31, 2014, management has determined that there are no material uncertain tax positions.

HEI Equinox, LLC

Notes to Financial Statements

Note 4.	Investment in Hotel Property
At September 30, 2015 and December 31, 2014, investment in hotel property consists of the following:

	September 30, 2015	December 31, 2014

Land	$16,424,854	$16,424,854
Buildings and improvements	52,318,101	51,642,060
Site Improvements	7,189,056	7,189,056
Furniture, fixture and equipment	9,500,981	9,252,787
	85,432,992	84,508,757
Less accumulated depreciation	(31,488,395)	(28,780,769)
Investment in hotel property, net	$53,944,597	$55,727,988

Note 5.	Mortgage Note Payable
On July 17, 2008, the Company entered into a mortgage loan agreement for $30,000,000 with a maximum principal balance of $38,000,000. The loan was interest only at a rate of 2.40 percent over the one-month London Interbank Offering Rate (LIBOR), but no lower than 4.90 percent, and required payment in full of the outstanding principal balance and accrued interest at the initial maturity date of August 1, 2011. The loan had two one-year extension options pursuant to the loan agreement.

On July 29, 2013, the Company executed an amendment to change the interest rate to 2.60 percent over the one month LIBOR, but no lower than 2.75 percent (2.84 percent at September 30, 2015 and 2.75 percent at December 31, 2014, respectively) and receive additional advances of $9,230,438, whereupon the outstanding principal balance of the note increased to $38,000,000. This amendment called for monthly principal and interest payments beginning September 1, 2013 based on an amortization schedule of twenty-five years and the maturity of the loan was extended to August 1, 2015. The Company exercised the one-year extension to August 1, 2016.

In connection with the sale of the property to an unrelated third party (Note 9), the outstanding balance of the mortgage loan was repaid in its entirety.

Note 6.	Related Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the Hotel Property Management Agreement) and other services for the Hotel. Commencing on March 21, 2007, the initial term of the Hotel Property Management Agreement ends on December 31, 2022. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Resort, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the nine months ended September 30, 2015 and the year ended December 31, 2014, the Company incurred $490,122 and $646,655, respectively, of base management fees. For the nine months ended September 30, 2015 and the year ended December 31, 2014, there were no incentive management fees incurred.

HEI Equinox, LLC

Notes to Financial Statements

Note 7.	License Agreement
The Company operates its Resort pursuant to a license agreement with the Sheraton LLC, the Luxury Collection brand of Starwood International, Inc. for a twenty-year period beginning June 1, 2008. In accordance with the terms of the agreement, the Company is required to pay monthly license fees of 4 percent of gross room sales subject to a 1 percent credit as per the terms of the agreement. License fees are calculated only on gross room sales of the initial acquisition and does not include the gross room sales of the bed and breakfast and the condominiums. Additionally, there are systems programs and service charge fee charges as follows:

•	reservation fee calculated as 0.8 percent of gross room sales

•	a marketing fee calculated as 1 percent of gross room sales

•
an SPG fee of 5 percent of a qualified SPG member’s qualified guest folio charges during the stay at the Resort provided that if an SPG member enrolls in the SPG Program at the Resort, there is no charge for such SPG member’s initial stay at the Resort upon enrollment

•	a global sales fee calculated as 0.239 percent of gross room sales, plus 6 percent of gross room sales generated by Global Sales Program leads

Franchise fees incurred for the nine months ended September 30, 2015 and the year ended December 31, 2014 were $220,754 and $304,602, respectively.

Note 8.	Commitments
During 2015, the Company entered into a lease agreement for golf carts, which have been classified as a capital lease. This lease with PNC Equipment Finance requires fixed monthly payments of $5,060 and expires in April 2020.

The future minimum non-cancelable lease payments under the capital leases are as follows as of September 30, 2015:

2015 (3 months)	$15,180
2016	60,720
2017	60,720
2018	60,720
2019	60,720
Thereafter	20,240
Total future minimum lease payments	278,300
Less amounts representing interest	43,574
Present value of net minimum lease payments	$234,726

Note 9.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

HEI Equinox, LLC

Notes to Financial Statements

Note 10.	Subsequent Events
On December 11, 2015, the Company entered into an agreement to sell the Resort to an unrelated third party for a purchase price of $75,200,000. The sale of the Resort was completed on February 17, 2016. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. HEI was retained to manage and operate the Resort under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through May 4, 2016, the date the financial statements were available to be issued.